$10,000,000

ROYALE ENERGY, INC.

Common Stock

SALES AGREEMENT

February __, 2012

C. K. COOPER & COMPANY, INC.
18300 Von Karman Avenue, Suite 700
Irvine, California  92612

Ladies and Gentlemen:

Royale Energy, Inc., a California corporation (the “Company”), and C. K. Cooper & Company, Inc. (“CKCC”), hereby agree as follows:

1.           Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Sales Agreement (the “Agreement”), on the terms and subject to the conditions set forth herein, it may issue and sell through CKCC, acting as agent, shares (the “Shares”) of the Company’s common stock (the “Common Stock”) up to an aggregate offering price of $10,000,000 (the “Maximum Amount”).  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and CKCC shall have no obligation in connection with such compliance, provided that CKCC strictly follows the trading instructions provided pursuant to any Placement Notice.  The issuance and sale of Shares through CKCC will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”) of the United States of America (the “United States”).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), with the Commission a Registration Statement on Form S-3 (No. 333-178484), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”).  The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Shares (the “Prospectus Supplement”).  The Company will furnish to CKCC, for use by CKCC, copies of the prospectus included as part of such registration statement, as amended on January 24, 2012 and February 3, 2012, as supplemented by the Prospectus Supplement, relating to the Shares.  Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, as well as any comparable successor registration statement filed by the Company for the sale of shares of its Common Stock, including the Shares, collectively are herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with the then issued Issuer Free Writing Prospectus(es) (as defined below) and any other prospectus filed after the date hereof by the Company with respect to the Shares, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).  For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to either thereof shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

2.           Placements.  Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify CKCC by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which Placement Notice containing such minimum sales parameters necessary is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from CKCC set forth on Schedule 2, as such Schedule 2 may be amended from time to time.  The Placement Notice shall be effective upon receipt by CKCC unless and until (i) in accordance with the notice requirements set forth in Section 4, CKCC declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Shares, either under this Agreement or pursuant to a Placement Notice, have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (v) CKCC declines to continue to make sales under an existing Placement Notice, for any reason, in its sole discretion and gives notice thereof within one Trading Day (as defined below) after its decision to discontinue making sales under such existing Placement Notice, or (vi) the Agreement has been terminated under the provisions of Section 11.  The amount of any discount, commission or other compensation to be paid by the Company to CKCC in connection with the sale of the Shares shall be calculated in accordance with the terms set forth in Schedule 3.  It is expressly acknowledged and agreed that neither the Company nor CKCC will have any obligation whatsoever with respect to a Placement Notice or any Shares unless and until the Company delivers a Placement Notice to CKCC and CKCC does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.

3.           Sale of Shares by CKCC.  Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, CKCC, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its customary trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market (“NASDAQ” or the “Exchange”), to sell such Shares up to the amount specified in such Placement Notice, and otherwise in accordance with the terms of such Placement Notice.  CKCC will provide written confirmation to the Company (including by email correspondence) no later than the opening of the Trading Day (as defined below) next following the Trading Day on which it has made any sale of Shares hereunder setting forth the number of Shares sold on such day, the aggregate amount of compensation payable by the Company to CKCC pursuant to Section 2 with respect to all such sales on such day, and the Net Proceeds (as defined below) payable to the Company, with an itemization of deductions made by CKCC (as set forth in Section 5(a)) from gross proceeds for the Shares that it receives from such sales.  CKCC may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker.  With the prior express written consent of the Company, which may be provided in its Placement Notice, CKCC may also sell Shares in privately negotiated transactions.  During the term of this Agreement and notwithstanding anything to the contrary herein, each of the Company and CKCC agrees that in no event will it engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act.  For the purposes hereof, “Trading Day” means any day on which shares of the Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted. The Company acknowledges and agrees that (i) there can be no assurance that CKCC will be successful in selling Shares, (ii) CKCC will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by CKCC to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (iii) CKCC shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by CKCC and the Company.

4.           Suspension of Sales.  The Company or CKCC may, upon notice to the other party in writing (including by email correspondence to one of the individuals of the other party set forth on Schedule 2 , if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice.  Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

5.           Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, CKCC that as of each Applicable Time (as defined in Section 19(a)):

(a)           The Registration Statement has been filed with the Commission under the Securities Act and declared effective by the Commission under the Securities Act.   No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission.  The Company satisfied all applicable requirements for the use of Form S-3 under the Securities Act when the Registration Statement was filed.  The Commission has not issued an order preventing or suspending the use of the base prospectus, any Issuer Free Writing Prospectus (as defined below) or the Prospectus relating to the proposed offering of the Shares and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission.  The Prospectus delivered to CKCC for use in connection with the offering of Shares was, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission.  At the respective times each part of the Registration Statement and each amendment thereto became effective or was deemed effective, as the case may be, the Registration Statement complied and will comply in all material respects with the Securities Act (including, but not limited, to the requirements set forth in Rule 415(a)(1)(x) under the Securities Act) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The immediately preceding sentence does not apply to statements in or omissions from the Registration Statement or any amendments or supplements thereto based upon and in conformity with written information furnished to the Company by CKCC specifically for use therein.  The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act.

(b)           The Company has delivered to CKCC, or made available through EDGAR, one complete copy of the Registration Statement and of each consent of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), and the Prospectus, as amended or supplemented, in such quantities and at such places as CKCC has reasonably requested.

(c)           Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof and at each Applicable Time, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing sentence does not apply to statements in or omissions from the Prospectus or any amendments or supplements thereto based upon and in conformity with written information furnished to the Company by CKCC specifically for use therein.

(d)           Each Incorporated Document, at the time it was or hereafter is filed with the Commission, conformed and will conform when filed in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and was or will be filed on a timely basis with the Commission; no Incorporated Document when it was filed (or, if an amendment with respect to any Incorporated Document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and

no Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which was not described or filed as required.  All material agreements of the Company and all agreements governing or evidencing any and all related party transactions have been filed with the Commission in accordance with the Exchange Act.

(e)           The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods covered thereby and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.  The assumptions used in preparing the pro forma financial statements, if any, provide a reasonable basis for presenting the significant effects attributable to the transactions or events described therein, any related pro forma adjustments comply with Regulation G and give appropriate effect to the assumptions, and the pro forma columns and reconciliations therein reflect the proper application of adjustments to the corresponding historical financial statements.  Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”), as applicable, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and comply in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.  No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus.  To the Company’s knowledge, Padgett, Stratemann & Co., L.L.P. is an independent public accounting firm with respect to the Company within the meaning of the Securities Act.

(f)           The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement or the Prospectus.

(g)           All statistical or market-related data included or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent of such sources to the use of such data, to the extent required.

(h)           There is no action pending to delist the shares of Common Stock from NASDAQ, and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or suspending the Common Stock from trading on NASDAQ, nor has the Company received any notification that NASDAQ is currently contemplating terminating such listing.  When issued, the Shares will be listed on NASDAQ.

(i)           The Shares have been qualified for sale under the securities laws of such jurisdictions (United States and foreign) as CKCC determines to be applicable to sales of the Shares, or are or will be exempt from the qualification and broker-dealer requirements of such jurisdictions.

(j)           The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company, including the Common Stock, to facilitate the sale or resale of the Shares.

(k)           The Company is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.  The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Prospectus and other materials, if any, permitted under the Securities Act to be distributed.  Each “Issuer Free Writing Prospectus” (as defined below in Section 19(c)) relating to the Shares that (i) was required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), as of its issue date and as of each Applicable Time (as defined in Section 19 below), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by CKCC specifically for use therein.  The Company has satisfied or will satisfy the conditions in Rule 433 so as not to be required to file with the Commission any electronic road show.

(l)           The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(m)           The Company was at the time of filing of the Registration Statement and at the date hereof remains eligible to use Form S-3 under the Securities Act for the primary offering of the Securities contemplated by this Agreement.  The issuance and sale of the Shares pursuant to the Registration Statement as contemplated by this Agreement complies with the requirements of Form S-3 and General Instruction I.B.6 thereunder.

(n)           There are no transfer taxes or other similar fees or charges under United States law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

(o)           The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary,  and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(p)           The Company (i) has no subsidiaries and does not own any securities issued by any other business organization or governmental authority, and (ii) does not directly or indirectly, control any capital stock or other ownership interest in or have any direct or indirect interest in or control over any corporation, partnership, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity of any kind.

(q)           The Company has the power and authority to enter into this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(r)           The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company is subject, or by which any property or asset of the Company is bound or affected, including without limitation the federal securities laws with respect to any further securities issued or issuable under the terms of existing warrants as a result of the sales of Shares hereunder, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or bylaws.

(s)           All consents, approvals, orders, authorizations and filings required on the part of the Company in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.  Except as disclosed in the Prospectus, there are no holders of securities of the Company having rights of first refusal or preemptive rights to purchase Common Stock or registration rights requiring the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, and the Company has complied with or obtained waiver of the notice requirements of the disclosed rights of first refusal, preemptive rights and/or registration rights, if any.

(t)           All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and conform to the description thereof in the Registration Statement and the Prospectus.  None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities. The authorized capital stock of the Company, as of September 30, 2012, consists of (i) 20,000,000 shares of Common Stock, no par value, of which 10,762,099 shares are issued and outstanding and 1,185,924 shares are issuable pursuant to the exercise of outstanding options and warrants; (ii) 10,000,000 shares of Preferred Stock, no par value, of which 147,500 have been designated Series AA Preferred Stock, of which 32,619 shares of Series AA Preferred Stock are issued and outstanding.  Since September 30, 2011, the Company has not issued any securities or granted any rights to acquire securities. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Prospectus.  The description of the Company’s equity incentive plans or arrangements, and the options, warrants or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required by the Securities Act to be shown with respect to such plans, arrangements, options and rights.

(u)           The Shares, when issued, will be duly authorized and validly issued, fully paid and nonassessable, issued in compliance with all applicable securities laws, and free of preemptive, registration or similar rights.

(v)           The Company has filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such financial statements.  Except as disclosed in writing to CKCC, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company.  The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(w)           Subsequent to the date as of which information is given in the base prospectus included in the Registration Statement, except (i) as to be disclosed in the Company’s annual report on Form 10-K for the year ended December 31, 2011 or any subsequent reports pursuant to the Exchange Act and (ii) as disclosed in subsequent reports pursuant to the Exchange Act incorporated by reference therein and in the Prospectus Supplement, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, required to be reflected on a balance sheet in accordance with GAAP, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company, (d) there has not been any material change in the Company’s long-term or short-term debt, in accordance with GAAP, and (e) there has not been the occurrence of any Material Adverse Effect.

(x)           Except as disclosed in the Registration Statement, there is no pending or, to the knowledge of the Company, threatened, action, suit or proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect.

(y)           The Company holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.  The Company has not received any notice of proceedings relating to the revocation, modification, suspension or non-renewal of any such Permit.  No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby (including, without limitation, the Exchange, or approval of the stockholders of the Company (including as may be required by the Exchange)), other than (i) registration of the Shares under the Securities Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by CKCC, (iii) filing of any reports under the Exchange Act, (iv) such approvals as may be required by the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), or (v) approval of the listing of the shares by the Exchange.

(z)           The Company holds good and marketable title to all real property, leases in real property, or other interests in real property described in the Registration Statement and the Prospectus as being owned or held by the Company (other than any property included in the Interests (as defined below)) (the “Other Real Property”), in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except as described in the Registration Statement and the Prospectus or those that are not reasonably likely to result in a Material Adverse Effect.  The Other Real Property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

(aa)           The Company has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company in connection with the conduct of its business (the “Company Fixtures and Equipment”), except that the Company Fixtures and Equipment do not include any property included in the Interests (as defined below).  The Company Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company's business in the manner as conducted prior to the Applicable Time.  The Company owns all of its Company Fixtures and Equipment free and clear of all liens, claims, security interests, other encumbrances, other than those described in the Registration Statement and the Prospectus and except for those that are not reasonably likely to result in a Material Adverse Effect.

(bb)           Oil, Gas and Mineral Interests

(i)            For the purpose of this Agreement, the following definitions shall apply:

(1)           “Appurtenant Rights” means, with respect to the Properties (as defined below), in each case, insofar as they may relate to the Properties, the Company’s interest in (a) all presently existing and valid unitization and pooling declarations, agreements, and/or orders relating to or affecting the Properties and all rights in the Properties covered by the Units (as defined below) created thereby; (b) all wells, well and leasehold equipment, pipelines, platforms, facilities, improvements, goods and other personal property located on or used in connection with the Properties; (c) all presently existing production sales contracts, operating and other contracts or agreements which relate to the Properties; and (d) all permits, licenses, easements, rights-of-way, rights of use, and similar agreements pertaining to the Properties.

(2)           “Basic Documents” means all of the following documents and instruments, including those that are recorded and unrecorded, with respect to the Company:

        a.           All material contracts and agreements comprising any part of, or relating or pertaining to, the Interests, including but not limited to farm-in agreements, farm-out agreements, joint operating agreements, Unit agreements and contracts by which the Interests were acquired;

b.           All agreements or arrangements for the sale, gathering, transportation, compression, treating, processing or other marketing of a material volume of production from the Interests (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised), comprising any part of or otherwise relating or pertaining to the Interests; and

c.           All documents and instruments evidencing the Interests.

(3)           “Consent” means any consents, approvals, orders, authorizations, notifications, notices, estoppel certificates, releases, registrations, ratifications, declarations, filings, waivers, exemptions or variances.

(4)           “Good and Defensible Title” means, as to the Interest in question, (i) title to such Interest by virtue of which the Company can successfully defend against a claim to the contrary made by a third party, based upon industry standards in the acquisition of oil and gas properties, and in the exercise of reasonable judgment and in good faith; and, (ii) in the case of the Wells (as defined below) or Mines (as defined below), title that entitles the Company to receive not less than the Net Revenue Interest (as defined below) for each of the Wells or Mines, as applicable, and obligates the Company to bear not more than the Working Interest for each of the Wells or Mines, as applicable (unless there is a corresponding increase in the Net Revenue Interest  for a respective Well or Mine, as applicable); and (iii) such Interest is subject to no liens, encumbrances, obligations or defects.

(5)           “Governmental Authorizations” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity (as defined below) or pursuant to any Legal Requirement (as defined below).

(6)           “Governmental Entity” means any:

a.           nation, state, county, city, town, village, district, or other political jurisdiction of any nature;

b.           federal, state, local, municipal, foreign, or other government;

c.           governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

d.           multi-national organization or body; or

e.           body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

(7)           “Interests” means the Properties and the Appurtenant Rights of the Company.

(8)           “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

(9)           “Mine” or “Mines” means all of the Company's mines and interests in mineral reserves and resources.

(10)           “Net Revenue Interest” means a share, expressed as a decimal, of the oil, gas and other minerals (or the proceeds of sale thereof) produced and saved from or otherwise attributable to an Interest and the zones, horizons and reservoirs produced therefrom, after the deduction of all royalties, overriding royalties and other burdens on production.

(11)           “Over-produced” means to have taken more production from an Interest (or the Units in which the Interest participates) or any product thereof, than the ownership of the Company and its predecessors in the Interest would entitle the Company and/or its predecessors (absent any balancing agreement or arrangement) to receive.

(12)           “Preferential Right” means any preferential right or option to purchase or otherwise to acquire an Interest or any interest therein, held by another party to a Basic Document, which arises as a result of the transactions contemplated by this Agreement.

(13)           “Properties” means all of the Company's rights, titles and interests in and to the following oil and gas and/or mineral properties:

a.           All oil, gas and/or mineral leases and other mineral interests, including, but not limited to, all of the Company's operating rights, record title interests, working interests, and overriding royalty interests, without depth or other restrictions or exclusions;

b.           All Wells and Mines of the Company;

c.           All surface leases, rights-of-way, easements, servitudes and other rights-of-use (whether surface, subsurface or subsea); and

d.           All licenses and servitudes.

(14)           “Routine Governmental Approvals” means Governmental Authorizations required to be obtained from any Governmental Entity that are customarily obtained after consummation of a transaction.

(15)           "Under-produced" means to have taken less production from an Interest (or the Units in which the Interest participates) or any product thereof, than the ownership of the Company and its predecessors in the Interest would entitle the Company and/or its predecessors (absent any balancing agreement or arrangement) to receive.

(16)           “Units” means oil, gas and other mineral production, proration, or other types of units, and any ownership interests therein.

(17)           “Well” or “Wells” means all of the Company's oil, gas and condensate wells, (whether producing, not producing or abandoned or temporarily abandoned).

(18)           “Working Interest” means a share, expressed as a decimal, of the costs of exploring, drilling, developing and operating an Interest and producing oil, gas and other minerals from the zones, horizons and reservoirs therein and thereunder.

(ii)            The Company holds Good and Defensible Title to the Interests.

(iii)            The Basic Documents are in full force and effect and constitute valid and binding obligations of the parties thereto.

(iv)            Except as disclosed in Scheule 5(bb), the Company is not in material breach or default (and no situation exists which with the passing of time or giving of notice would give rise to such a breach or default) of its obligations under any Basic Document, and no breach or default by any other party to any Basic Document (or situation which with the passage of time or giving of notice would give rise to such a breach or default) exists, to the extent such breach or default (whether by the Company or another party to any Basic Document) could adversely affect any of the Interests.

(v)            All payments (including, without limitation, all delay rentals, royalties, excess royalties, minimum royalties, overriding royalty interests, shut in royalties and valid calls for payment or prepayment under operating agreements) owing under the Basic Documents have been and are being made timely and properly, and before the same became delinquent (by the Company where the non payment of same by another party to any Basic Document could adversely affect any of the Interests) have been and are being made by such other party in all material respects.

(vi)            All conditions necessary to maintain the Basic Documents in force have been duly performed.

(vii)            No material non-consent operations exist with respect to any of the Interests that have resulted or will result in a temporary or permanent increase or decrease in either the Company’s Net Revenue Interest or Working Interest in such Interest.

(viii)            All expenses payable under the terms of the Basic Documents have been properly and timely paid except for such expenses as are being currently paid or will be paid prior to delinquency. Except for budgeted capital expenditures disclosed in the Registration Statement and/or Prospectus, no proposals calling for expenditures in excess of $250,000 for any one project are currently outstanding (whether made by the Company or by any other party) to drill additional wells, or to deepen, plug back, sidetrack, abandon, or rework existing Wells or Mines, as applicable, or to conduct other operations for which consent is required under the applicable operating agreement, or to conduct any other operations, other than normal operation of existing Wells or Mines, as applicable, on the Interests.

(ix)            The Company has not received prepayments (including, but not limited to, payments for oil and gas not taken pursuant to “take or pay” arrangements) for any oil or gas produced from the Interests as a result of which the obligation does (or may) exist (i) to deliver oil, gas or minerals produced from the Interests without then receiving payment therefor, or (ii) to make repayments in cash.  There is no Interest with respect to which the Company has taken an Over-Produced or Under-Produced position to the extent such Over-produced or Under-produced position has not, as of the day immediately preceding the date hereof been fully made up or otherwise extinguished.  No pipeline imbalances have arisen and remain outstanding due to the failure of nominations made by the Company to match actual deliveries of production from any one or more of the Interests. None of the purchasers under any production sales contracts relating to an Interest has (a) exercised any economic out provision; (b) curtailed its takes of natural gas in violation of such contracts; or (c) given notice that it desires to amend the production sales contracts with respect to price or quantity of deliveries under take-or-pay provisions or otherwise.

(x)            Except as may be provided for by a Basic Document, neither the Company nor any of the Interests is subject to (i) any area of mutual interest agreements, (ii) any farm out or farm in agreement under which any party thereto is entitled to receive assignments of any Interest or any interest therein not yet made, or could earn additional assignments of any Interest or any interest therein after the date hereof, (iii) any tax partnership or (iv) any agreement, contract or commitment relating to the disposition or acquisition of the assets of, or any interest in, any other entity.

(xi)            All severance, production, ad valorem and other similar taxes based on or measured by ownership or operation of, or production from, the Interests have been, and are being, paid (properly and timely, and before the same become delinquent) by the Company in all respects.

(xii)            (a) The ownership and operation of the Interests have, to the extent that non conformance could adversely affect the Interests, been conducted in conformity with all applicable material Legal Requirements of all Governmental Entities having jurisdiction over the Interests or the Company, and (b) the Company has not received any notice of noncompliance with regard to any material Legal Requirement of any Governmental Entity having jurisdiction over the Interests or the Company.

(xiii)            There are no Preferential Rights or Consents, other than Routine Governmental Approvals that affect any of the Interests and that will be triggered by the transactions contemplated by the Transaction Documents.

(xiv)            There exist no agreements or other arrangements under which the Company undertakes to perform gathering, transportation, processing or other marketing services for any other party for a fee or other consideration that is now, or may hereafter be, unrepresentative of commercial rates being received by other parties in comparable, arm’s length transactions.

(xv)            Except as disclosed in the Registration Statement, no suit, action or proceeding (including, without limitation, tax or environmental demands proceedings) is pending or threatened, which might result in material impairment or loss of title to any of the Interests or the material value thereof.

(xvi)            All proceeds from the sale of hydrocarbons produced from the Company’s proportionate share of the Interests are currently being paid to the Company in all material respects, and no portion of such proceeds is currently being held in suspense by any purchaser thereof or any other party by whom proceeds are paid except for immaterial amounts.

(cc)            The Company owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement and the Prospectus.  To the knowledge of the Company, no action or use by the Company will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect.  The Company has not received any notice alleging any such infringement or fee.

(dd)           The Company has complied with, is not in violation of, and has not received any notice of violation relating to, any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (C) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (D) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(ee)           The Company (i) is in compliance with all Environmental Laws (as defined below), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ff)           Neither the Company nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg)           The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(hh)           No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(ii)           The Company is not in violation, breach or default under its certificate of incorporation, bylaws or other equivalent organizational or governing documents.

(jj)           Neither the Company nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect or that is required to be disclosed in accordance with the Exchange Act but is not so disclosed.

(kk)           Except as described in the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to CKCC or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect CKCC’s compensation, as determined by FINRA.

(ll)           The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(mm)           To the Company’s knowledge, no (i) officer or director of the Company, (ii) owner of 5% or more of the Company’s unregistered securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member.

(nn)           The Company (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) does not directly or indirectly through one or more intermediaries, control or is a “person associated with a FINRA member” or “associated person of a FINRA member” (within the meaning of Article I of the Bylaws of FINRA).

(oo)           Other than CKCC, no person or entity has the right to act as a placement agent, underwriter or as a financial advisor in connection with the sale of the Shares contemplated hereby, and the Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction.

(pp)           The Company acknowledges and agrees that CKCC has informed the Company that CKCC may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent CKCC may engage in sales of Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by CKCC.

(qq)           No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be and is not described in the Registration Statement and the Prospectus.

(rr)           The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company is made known to its principal executive officer and its principal financial officer.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures included or incorporated by reference in the Registration Statement and Prospectus.

(ss)           The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s balance sheet for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(tt)           The Company has not ever been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(uu)           There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the Registration Statement or the Prospectus and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(vv)           Neither the Company nor any of its affiliates, nor any person or entity acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the transactions contemplated by this Agreement to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of NASDAQ.  None of the Company, its affiliates nor any person or entity acting on their behalf will take any action or steps that would cause the offering of any of the Shares to be integrated with other offerings of securities of the Company.

(ww)           The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable as a result of the transactions contemplated by this Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company.

Any certificate signed by an officer of the Company and delivered to CKCC or to counsel for CKCC pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to CKCC as to the matters set forth therein.

6.           Sale and Delivery; Settlement.

(a)           Unless otherwise specified in the applicable Placement Notice, settlement for sales of Shares will occur on the third Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”).  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by CKCC at which such Shares were sold, after deduction for (i) CKCC’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to CKCC hereunder pursuant to Section 7(g) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)           On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting CKCC’s or its designee’s account (provided CKCC shall have given the Company written notice of such designee at least one Business Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.  On each Settlement Date, CKCC will deliver the related Net Proceeds in same-day funds to an account designated by the Company on, or prior to, the Settlement Date.  The

Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Shares on a Settlement Date, the Company will, in addition to and in no way limiting the rights and obligations set forth in Section 9(a), (i) hold CKCC harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to CKCC any commission, discount, or other compensation to which it would otherwise have been entitled absent such default; provided, however, that the Company shall not be obligated to so indemnify and reimburse CKCC if the Shares are not timely delivered due to (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (iv) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere.

(c)           Certificates for the Shares, if any, shall be in such denominations and registered in such names as CKCC may request in writing at least one full business day before the Settlement Date.  The certificates for the Shares, if any, will be made available for examination and packaging by CKCC in the City of New York not later than noon (New York time) on the business day prior to the Settlement Date.

(d)           Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales proceeds sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to CKCC in writing.  Under no circumstances shall the Company cause or request the offer or sale of any Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to CKCC in writing.  Further, under no circumstances shall the aggregate offering amount of Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions, exceed the Maximum Amount.

(e)           The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through CKCC; provided, however, that (1) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security, or (ii) sales solely to employees or security holders of the Company, or to a trustee or other person acquiring such securities for the accounts of such persons, and (2) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

7.           Covenants of the Company.  The Company covenants and agrees with CKCC that:

(a)           After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by CKCC under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will notify CKCC promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information.

(b)           During any period in which a Prospectus relating to any Shares is required to be delivered by CKCC under the Securities Act with respect to a pending sale of Shares, the Company will advise CKCC, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and the Company will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

(c)           During any period in which a Prospectus relating to the Shares is required to be delivered by CKCC under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify CKCC to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)           During any period in which the Prospectus relating to the Shares is required to be delivered by CKCC under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(e)           The Company will furnish to CKCC and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act.  The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to CKCC will be identical to the electronically transmitted copies thereof filed with the Commission.  Notwithstanding the foregoing, the Company will not be required to furnish any document (other than the Prospectus) to CKCC to the extent such document is available on EDGAR.

(f)           The Company will make generally available to its security holders as soon as practicable an earnings statement covering a twelve-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.  “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act.

(g)           The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of the Company’s obligations hereunder, which the parties acknowledge include expenses relating to:  (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement, (ii) the preparation, issuance and delivery of the Shares, (iii) the printing and delivery to CKCC of copies of the Prospectus and any amendments and supplements thereto, (iv) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Exchange, and (v) the filing fees and expenses, if any, of the Commission and FINRA.  The Company will pay, within 30 days of the delivery of an invoice in reasonable detail, all reasonable and customary expenses incident to the performance of its obligations hereunder, including attorney’s fees, consultant fees, travel and lodging expenses and any other incidental fees and expenses incurred by CKCC, not to exceed $25,000 in the aggregate.

(h)           The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)    During either the pendency of any Placement Notice given hereunder, or any period in which the Prospectus relating to the Shares is required to be delivered by CKCC to any purchasers thereof, the Company shall provide CKCC notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any employee or director stock option or benefits plan or stock ownership plan or issuances (ii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time or (iii) the issuance of Common Stock upon the exercise of any currently outstanding warrants, options or other rights in effect or outstanding and disclosed in filings by the Company available on EDGAR.

(j)           The Company will, at any time during the pendency of a Placement Notice, advise CKCC promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to CKCC pursuant to this Agreement.

(k)           The Company will cooperate with any reasonable due diligence review conducted by CKCC or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as CKCC may reasonably request.

(l)           The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the number of Shares sold through CKCC, the Net Proceeds to the Company and the compensation payable by the Company to CKCC with respect to such Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m)           Three Trading Days prior to the First Delivery Date and each time the Company:

(i)           files the Prospectus relating to the Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Shares) the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;

(ii)           files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii)           files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv)           files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish CKCC with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Representation Date.  The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K.  Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide CKCC with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or CKCC sells any Shares, the Company shall provide CKCC with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n)           On the date the first Placement Notice is given hereunder, the Company shall cause to be furnished to CKCC a written opinion, dated as of the date of such Placement Notice, of Strasburger & Price, LLP (the “Company Counsel”), in a form reasonably acceptable to CKCC and its counsel.  Within three (3) Trading Days of each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to CKCC a written opinion of Company Counsel in a form reasonably acceptable to CKCC and its counsel.

(o)           Three Trading Days prior to the First Delivery Date and three (3) Trading Days prior to each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus), to furnish CKCC letters (the “Comfort Letters”) in form and substance satisfactory to CKCC, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act, and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p)           The Company will timely file with the Exchange all material documents and notices required by the Exchange for the Company.

(q)           The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(r)           Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and CKCC in its capacity as agent hereunder, neither CKCC nor the Company (including its agents and representatives) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by CKCC as agent hereunder.

(s)           If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify CKCC and instruct it to suspend sales of the Shares under this Agreement until that or other exemptive provisions have been satisfied in the judgment of each party.

(t)           The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(u)           The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Shares sold through CKCC during the relevant quarter.

(v)           The Company will not, and will use its commercially reasonable efforts to cause its officers, trustees and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares during the pendency of any Placement Notice or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company during the pendency of any Placement Notice; provided, however, that upon consent of CKCC the Company may bid for and purchase Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(w)           During any period in which the Prospectus relating to the Shares is required to be delivered by CKCC under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(x)           The Company will ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of the Maximum Amount.

8.           Conditions to CKCC’s Obligations.  The obligations of CKCC hereunder with respect to a Placement Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by CKCC of a due diligence review satisfactory to CKCC in its reasonable judgment, and to the continuing satisfaction (or waiver by CKCC in its sole discretion) of the following additional conditions:

(a)           The Registration Statement shall have become effective and shall be available for the sale of all Shares contemplated to be issued by any Placement Notice.

(b)           None of the following events shall have occurred and be continuing:  (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, the effect of which, in the reasonable judgment of CKCC (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

(d)           CKCC shall have received the opinion of Company Counsel required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).

(e)           CKCC shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(f)           CKCC shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(g)           Trading in the Common Stock shall not have been suspended on the Exchange.  FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement.

(h)           On each date on which the Company shall have been required to deliver a certificate pursuant to Section 7(m), the Company shall have used its commercially reasonable efforts to furnish to CKCC such appropriate further information, certificates and documents as CKCC may have reasonably requested.  All such opinions, certificates, letters and other documents will have been in compliance with the provisions hereof.  The Company will have furnished CKCC with such conformed copies of such opinions, certificates, letters and other documents as CKCC shall have reasonably requested.

(i)           All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(j)           The Shares shall have been listed and authorized for trading on the Exchange, and satisfactory evidence of such actions shall have been provided to CKCC and its counsel, which may include oral confirmations from a representative of the Exchange.

(k)           There shall not have occurred any event or condition that would permit CKCC to terminate this Agreement pursuant to Section 11(a).

9.           Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless CKCC, the directors, officers, partners, employees and agents of CKCC and each person, if any, who (i) controls CKCC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with CKCC (a “CKCC Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which CKCC, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendments thereto (including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B, if applicable) or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from or is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of CKCC expressly for inclusion in the Registration Statement or Prospectus.  This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)           CKCC agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (a “Company Affiliate”) against any and all losses, liabilities, claims, damages and expenses to which the Company, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, as and when incurred, but only insofar as such loss, liability, claim, damage or expense arises from or is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of CKCC expressly for inclusion in the Registration Statement or Prospectus.

(c)           Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on the written advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on the written advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)           In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or CKCC, the Company and CKCC will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than CKCC, if any), to which the Company and CKCC may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and CKCC, on the other.  The relative benefits received by the Company on the one hand and CKCC on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (before deducting expenses) received by the Company bear to the total compensation received by CKCC from the sale of Shares on behalf of the Company.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and CKCC, on the other, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or CKCC, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and CKCC agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof.  Notwithstanding the foregoing provisions of this Section 9(d), CKCC shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of CKCC, will have the same rights to contribution as that party, and each trustee of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought.  Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.           Representations and Warranties to Survive Delivery.  All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of CKCC, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

11.           Termination.

(a)           CKCC may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, which individually or in the aggregate, in the sole judgment of CKCC has or could have a Material Adverse Effect and makes it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of CKCC, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (3) if trading in the Shares has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities.

(b)           The Company shall have the right, by giving notice to CKCC, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)           CKCC shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)           Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the first to occur of (i) the mutual consent of the Company and CKCC; and (ii) the issuance and sale of Shares through CKCC pursuant to this Agreement for an aggregate purchase price that shall equal or exceed the Maximum Amount.

(e)           This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(k), 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)           Any termination of this Agreement shall be effective on the date specified in the applicable notice of termination; provided, however, that such termination shall not be effective until the close of business on the date specified in such notice by CKCC or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

(g)           If this Agreement is terminated pursuant to Section 8(k) or this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 7(g) hereof, and except that, in the case of any termination of this Agreement, Section 9, Section 12, Section 16 and Section 17 hereof, and the obligation herein to pay any discount, commission or other compensation accrued but unpaid, shall survive such termination and remain in full force and effect.

12.           Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to CKCC, shall be delivered or sent by mail or facsimile transmission to C.K. Cooper & Company, Inc., 18300 Von Karman Avenue, Suite 700, Irvine, California 92612, Attention:  Managing Director (Fax: 949-477-9211), with a copy to K&L Gates LLP, 1900 Main Street, Suite 600, Irvine, California 92614, Attention: Michael A. Hedge; and

(b)           if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Stephen M. Hosmer, (Fax: (619) 881-2899), with a copy to Strasburger & Price, LLP, 600 Congress Avenue, Suite 1600, Austin, Texas 78701, Attention: Lee Polson.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

13.           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company and CKCC and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof.  References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

14.           Adjustments for Stock Splits.  The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

15.           Entire Agreement; Amendment; Severability.  This Agreement (including all schedules and exhibits attached hereto and placement notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and CKCC. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.           Waiver of Jury Trial.  Each of the Company and CKCC hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

18.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

19.           Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

(a)           “Applicable Time” means the date of this Agreement, the date on which a Placement Notice is given, or such other time as agreed to by the Company and CKCC.

(b)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(c)           “Rule 433” means Rule 433 of the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Shares by CKCC outside of the United States.

20.           Permitted Free Writing Prospectuses.  The Company represents, warrants and agrees that, unless it obtains the prior consent of CKCC, and CKCC represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by CKCC or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

21.           Absence of Fiduciary Relationship.  The Company acknowledges and agrees that (i) CKCC has been retained solely to act as an agent in connection with the sale of the Shares and that no fiduciary or advisory relationship between the Company and CKCC has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether CKCC has advised or is advising the Company on other matters; (ii) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iii) the Company has been advised that CKCC and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that CKCC has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (iv) CKCC has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; and (v) it waives, to the fullest extent permitted by law, any claims it may have against CKCC, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that CKCC shall have no liability (whether direct or indirect) to the Company in respect to such fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, partners, employees or creditors of the Company.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the agreement between the Company and CKCC, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ROYALE ENERGY, INC.

By: _________________________________
Name: Donald H. Hosmer
Title: Co-President and Co-Chief Executive Officer

By: ________________________________
Name: Stephen M. Hosmer
Title: Co-President and Co-Chief Executive Officer

ACCEPTED as of the date first-above written:

C. K. COOPER & COMPANY, INC.

By:               __________________________________
Name:          Alexander G. Montano
Title:            Managing Director

[Signature Page to Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE*

From        [          ]

To:           [          ]

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Royale Energy, Inc. (the “Company”) and C. K. Cooper & Company, Inc. (“CKCC”) dated February __, 2012 (the “Agreement”), I hereby request on behalf of the Company that CKCC sell up to [ ] shares of the Company’s Common Stock at a minimum market price of $         per share on or before ____________, 2012 (but not more than ___________ shares on any single Trading Day and in no event exceeding the Maximum Amount, including the aggregate offering price of sales to be made under this Placement Notice, plus the aggregate offering price of all sales made previously under the Agreement).

[The Company may include such other sales parameters at it deems appropriate.]

SCHEDULE 2

C. K. Cooper & Company, Inc.

Chris Turoci
Kevin Wagner
Thomas Grimstad
Adam Montano

Cc:     Alex Montano

Royale Energy, Inc.

Stephen M. Hosmer

SCHEDULE 3

COMPENSATION

CKCC shall be paid a fee equal to 3.5% of the gross proceeds from the sales of the Shares.

SCHEDULE 5(bb)

National Fuel Corporation (“NFC”) v. Royale Energy , Inc. , No. 080800735, Uintah County, Utah. NFC filed this lawsuit seeking to remove the Company as operator of property in which the Company is the 75% record owner and operator and NFC is a non-operator with a 25% ownership interest.  Trial was held on October 18-21, 2011 .  On February 2, 2012, the court issued its ruling in the Company 's favor, upholding the Company 's position as operator of the property

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected Co-Presidents and Co-Chief Executive Officers of Royale Energy, Inc. (“Company”), a California corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated February __, 2012 (the “Sales Agreement”) between the Company and C. K. Cooper & Company, Inc., that to the best of the knowledge of the undersigned:

(i)           The representations and warranties of the Company set forth in Section 5 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to knowledge, materiality or Material Adverse Effect, are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)           The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:     ____________________________________

Name:  Donald H. Hosmer

Title:     Co-President and Co-Chief Executive Officer

Date:     February __, 2012

By:     ____________________________________

Name:  Stephen M. Hosmer

Title:     Co-President and Co-Chief Executive Officer

Date:     February __, 2012